UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 15, 2007

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation )		No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)

(716) 826-6500
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. Entry into a Material Definitive Agreement.
On March 9, 2007, Noll Acquisition, LLC, a Delaware limited liability company (the “Buyer”) all the issued and outstanding membership interests of which are owned indirectly by Gibraltar Industries, Inc. (the “Company”), entered into an Asset Purchase Agreement with The Employee Ownership Holding Company, Inc., N & NW Manufacturing Holding Company, Inc., Noll Manufacturing Company, M & N Plastics, Inc. and TEOHC Real Estate Holding Company LLC (collectively, the “Sellers”).
The Asset Purchase Agreement provides that the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, substantially all the assets of the Sellers’ sheet metal building products, furnace pipe and fittings, plastic building products, galvanized ware and stove and wood burning products business (the “Business”) for cash consideration of approximately $60,880,000 and the assumption of certain liabilities. The purchase price will be adjusted to the extent that the net working capital of the Business, determined as of the closing of the transaction, is greater or less than $18,600,000.
The closing of the transaction is subject to the satisfaction of numerous conditions contained in the Asset Purchase Agreement, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Anti Trust Improvement Act.
The description of the transaction contained in this report does not purport to be complete and is qualified in its entirety by reference to the terms, provisions, conditions, and covenants of the Asset Purchase Agreement, which we have filed as Exhibit 10.1 hereto and incorporated herein by reference. The Asset Purchase Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information respecting the Buyer or the Company. In particular the Asset Purchase Agreement contains representations and warranties the Buyer and Sellers made to and solely for the benefit of each other, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of any fact or facts.
ITEM 8.01. Other Events
On March 13, 2007, the Company issued a press release announcing that it had entered into the Asset Purchase Agreement. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
     (c) Exhibits.
     10.1 Asset Purchase Agreement among Noll Acquisition, LLC, and The Employee Ownership Holding Company, Inc., N & NW Manufacturing Holding Company, Inc., Noll Manufacturing Company, M & N Plastics, Inc. and TEOHC Real Estate Holding Company LLC dated March 9, 2007
     99.1 Press Release issued March 13, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2007

GIBRALTAR INDUSTRIES, INC.

By: Name:	/S/ David W. Kay David W. Kay
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX
     10.1 Asset Purchase Agreement among Noll Acquisition, LLC, and The Employee Ownership Holding Company, Inc., N & NW Manufacturing Holding Company, Inc., Noll Manufacturing Company, M & N Plastics, Inc. and TEOHC Real Estate Holding Company LLC dated March 9, 2007
     99.1 Press Release issued March 13, 2007